EXHIBIT 99.1



JOINT FILING AGREEMENT



In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the common stock, without nominal or par value per share, of First Pactrust Bancorp, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. The undersigned further agree that any amendments to such statement on Schedule 13D shall be filed jointly on behalf of each of them without the necessity of entering into additional joint filing agreements.



The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.



This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.



IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement this 1st day of February, 2007.


  JEWELCOR MANAGEMENT, INC.
  By: /s/ Seymour Holtzman
  ----------------------------
  Name:  Seymour Holtzman
  Title: President


JEWELCOR INCORPORATED
By: /s/ Seymour Holtzman
----------------------------
Name:  Seymour Holtzman
Title: President

S.H. HOLDINGS, INC.
By: /s/ Seymour Holtzman
----------------------------
Name:  Seymour Holtzman
Title: President

  /s/ Seymour Holtzman
  Seymour Holtzman

 /s/ Evelyn Holtzman
  Evelyn Holtzman

  SH INDEPENDENCE, LLC
  By: /s/ Seymour Holtzman
  Name: Seymour Holtzman
  Title: Managing Member

  HOLTZMAN FINANCIAL ADVISORS, LLC
  By: SH Independence, LLC, its Managing Member
  By: /s/ Seymour Holtzman
  Name: Seymour Holtzman
  Title: Manager

  HOLTZMAN OPPORTUNITY FUND, L.P.
  By: Holtzman Financial Advisors, LLC, its General Partner
  By: SH Independence, LLC, its Managing Member
  By: /s/ Seymour Holtzman
  Name: Seymour Holtzman
  Title: Manager

  JEWELCOR INVESTMENTS, LLC
  By: Jewelcor Management, Inc. its Managing Member
  By: /s/ Seymour Holtzman

  Name:  Seymour Holtzman
  Title: President